UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 18, 2017
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

a)	The Company held its annual meeting of stockholders on May 18, 2017.

b)
The stockholders elected all of the directors named in the proxy statement for the coming year; approved our named executives’ compensation in an advisory vote; approved the adoption of the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and re-approved the performance measures; and ratified the selection of KPMG LLP as our independent registered public accounting firm for 2017. The voting results for each of these proposals are detailed below.

A.      Election of Directors

	For	Against	Abstain	Non-Votes
Margaret M. Keane	680,441,785	323,399	1,564,134	39,448,189
Paget L. Alves	674,056,043	6,689,973	1,583,302	39,448,189
Arthur W. Coviello, Jr.	680,409,942	328,108	1,591,268	39,448,189
William W. Graylin	679,002,118	1,742,210	1,584,990	39,448,189
Roy A. Guthrie	680,437,993	307,599	1,583,726	39,448,189
Richard C. Hartnack	662,582,384	2,729,682	1,589,709	39,448,189
Jeffrey G. Naylor	678,007,661	2,783,525	1,583,132	39,448,189
Laurel J. Richie	671,974,587	8,782,329	1,572,402	39,448,189
Olympia J. Snowe	670,253,212	10,505,800	1,570,306	39,448,189

B.      Management Proposals

	For	Against	Abstain	Non-Votes
Advisory Vote to Approve Named Executive Officer Compensation	658,889,637	21,527,131	1,912,550	39,448,189
Vote to Approve the Adoption of the Amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and Re-approval of Performance Measures	646,301,426	34,278,106	1,749,786	39,448,189
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2017	718,683,084	1,447,562	1,646,861	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: May 22, 2017	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary